Exhibit 10.2

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

RETENTION BONUS AWARD AGREEMENT

This Retention Bonus Award Agreement (this “Award Agreement”) is dated [_____], 2022, (the “Date of Grant”) by and between [________________] (“Participant”) and Hall of Fame Resort & Entertainment Company (the “Company”).

1. Grant and Vesting of Award. Subject to the terms and conditions of this Award Agreement, the Company hereby grants Participant the cash award described in Section 2 below (the “Award”) in an effort to retain Participant’s employment services to the Company or a subsidiary thereof, such as HOF Village Newco, LLC, from the Date of Grant through the date of the Company’s completion of Phase II (the “Vesting Date”). The determination of whether Phase II is completed shall be made by the Company in its sole discretion.

2. Form and Payment of the Award. Provided that the Award has not been previously forfeited in accordance with Section 3 below and Participant’s performance has been satisfactory, as determined in the Company’s sole discretion, from the Date of Grant through the end of the Retention Period, the Award will be paid to Participant in the form of a lump sum cash payment in an amount equal to, at the Company’s sole discretion, up to 100% of Participant’s Annual Base Salary, less all applicable deductions and withholdings, within sixty (60) days after the Vesting Date. “Annual Base Salary” means a Participant’s then current annual base salary on the Vesting Date.

3. Risk of Forfeiture. The Award will be subject to a risk of forfeiture until the last day of the Retention Period (as defined below). As a condition of receiving payment of the Award, the Participant must remain continuously employed by the Company or a subsidiary thereof for the duration of the Retention Period. Additionally, notwithstanding this Award Agreement or any other agreement to the contrary, the Award will immediately and automatically be forfeited and terminated upon the earlier of: (i) Participant’s employment with the Company being terminated by the Company for any reason prior to the Company’s completion of Phase II; (ii) Participant terminating his or her employment with the Company for any reason prior to the Company’s completion of Phase II; and (iii) Participant’s failure to timely satisfy (as determined by the Company) his or her tax obligations in accordance with Section 4 below. For avoidance of doubt and purposes of clarity the Company will not make any payment to Participant, cash or otherwise, for a forfeited Award.

4. Taxes. Participant is ultimately liable and responsible for all taxes owed by him or her in connection with his or her receipt of the Award and payments made thereunder, regardless of any action the Company takes with respect to any tax withholding obligations arising hereunder. The Company does not commit, and is under no obligation to structure, the Award to reduce or eliminate Participant’s tax liability. As a condition precedent to Participant receiving any payments under this Award Agreement, Participant must authorize the Company to withhold from the cash payable to Participant an amount sufficient to satisfy any tax withholding obligation, whether federal, state, local or non-U.S., including any and all employment tax obligations. Failure of Participant to provide such authorization will result in the immediate and automatic forfeiture of the portion of the Award that would otherwise be payable. This Award Agreement is intended to comply with the short-term deferral rule exception to the application of Section 409A of the Internal Revenue Code of 1986, as amended, and therefore, it is intended that Section 409A will not apply to the Award.

5. Defined Terms. The following terms used in this Award Agreement will mean as set forth below:

(a) “Phase II” means the Phase II development plan of the Company, consisting of two hotels (one on the Company’s campus and one in downtown Canton), an indoor waterpark, the Constellation Center for Excellence, the Center for Performance, the Play Action Plaza, and the Hall of Fame Retail Promenade.

(b) “Retention Period” means the period of time from the Date of Grant through the Vesting Date.

6. General Provisions.

(a) Amendment. The Company may amend the terms of this Award Agreement to the extent it deems appropriate to carry out the terms of this Award Agreement, but no such amendment shall materially or adversely affect the Participant without the Participant’s written consent.

(b) Administration and Interpretation. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the Award hereunder will be submitted by Participant to the Company. The Company will decide such dispute in its sole and absolute discretion, and such resolution will be final, conclusive and binding on all parties.

(c) Unsecured General Creditor. Participant and his or her beneficiaries, heirs, successors and assigns will have no legal or equitable rights, interests or claims in any property or assets of the Company due to this Award Agreement and/or the Award. For purposes of the payment of benefits under this Award Agreement, Participant will have no more rights than those of an unsecured general creditor of the Company. Any and all obligations of the Company under this Award Agreement will be that of an unfunded and unsecured promise to pay money in the future.

(d) No Assignment. Participant will not assign any of his or her rights to the Award. The Company will be permitted to assign its rights or obligations under this Award Agreement, but no such assignment will release the Company of any financial obligations pursuant to this Award Agreement.

(e) Not a Contract of Employment. The terms and conditions of this Award Agreement and grant of Award will not be deemed to constitute a contract of employment between the Company and Participant. Such employment between the Company and Participant is hereby acknowledged to be, to the extent applicable, an “at will” employment relationship that can be terminated at any time for any reason, or for no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement.

(f) Severability. Notwithstanding any provision of this Award Agreement to the contrary, if any one or more of the provisions (or any part thereof) of this Award Agreement will be held invalid, illegal or unenforceable in any respect, such provision will be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Award Agreement will not in any way be affected or impaired thereby.

(g) Section 409A. This Award Agreement is intended to comply with the short-term deferral rule exception under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and therefore, it is intended that Section 409A will not apply.

(h) Headings. The section headings in this Award Agreement are inserted only as a matter of convenience and in no way define, limit or interpret the scope of this Award Agreement or of any particular section.

(i) Entire Agreement; Governing Law. The provisions of this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, representation and agreements of the Company and Participant (whether oral or written, and whether express or implied) with respect to the subject matter hereof. This Award Agreement is to be construed in accordance with and governed by the internal law of the State of Ohio without giving effect to any choice of law rule that would cause the application of the laws of any other jurisdiction to the rights and duties of the parties.

(j) Survival. This Award Agreement shall terminate as provided herein or therein, except that, to the extent the context requires, the provisions intended to survive the termination of this Award Agreement shall survive.

* * * * *

[SIGNATURES ON NEXT PAGE]

THE PARTICIPANT’S SIGNATURE BELOW MEANS THAT THE PARTICIPANT HAS READ THIS AGREEMENT AND AGREES AND CONSENTS TO ALL THE TERMS AND CONDITIONS CONTAINED HEREIN.

PARTICIPANT:	HALL OF FAME RESORT & ENTERTAINMENT COMPANY:

Signature	Signature

Print Name	Print Name

Dated:	Dated:

3